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                                                                     Exhibit 5.1


                        [Shearman & Sterling Letterhead]


                                                                  March 25, 2002

Trizec Properties, Inc.
1114 Avenue of the Americas
31st Floor
New York, NY 10036

                             Trizec Properties, Inc.
                             -----------------------

Ladies and Gentlemen:

     We are acting as counsel for Trizec Properties, Inc., a corporation organized under the laws of Delaware (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-11 (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of 59,817,579 shares of common stock, par value $.01 per share (the "Shares"), by the selling stockholders identified in the Prospectus (the "Selling Stockholders"), as described in the Registration Statement.

     In connection with the foregoing, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

     The Shares have been duly authorized and, when duly executed by the Company and duly countersigned and registered by the Company's transfer agent and registrar, assuming that the Shares have been pledged to the Selling Stockholders after consummation of the reorganization as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the general rules and regulations promulgated thereunder.





                                                    Very truly yours


                                                    /s/  Shearman & Sterling

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STG/PJO